Exhibit 99.1

March 29, 2023

Berkshire Grey Reports Fourth-Quarter and Full-Year 2022 Results

Revenue of $66 Million for Full Year 2022 Meets Full Year Outlook

Company Achieves Positive Gross Margins in Q4

BEDFORD, Mass. – March 29, 2023 – Berkshire Grey Inc. (Nasdaq: BGRY) (the “Company”), a leader in AI-enabled robotic solutions that automate supply chain processes, today announced results for its fourth quarter and year ended December 31, 2022. The Company:

•
Executed 71 installations of Berkshire Grey’s advanced robotics solutions during 2022.
•
Entered 2023 with backlog of approximately $100 million.
•
Increased total orders since inception to $265 million
•
Achieved positive gross margin in the fourth quarter of 2022.

“We had another strong quarter in terms of execution, and we continue to make significant progress improving our financial performance,” said Tom Wagner, Chief Executive Officer of the Company. “Our customers are impressed with the ability of our AI-enabled robotics solutions to increase efficiency and drive out costs across their logistics operations.”

Full Year 2022 Financial Highlights

•
Total orders received in 2022 of over $65.0 million.
•
Revenue of $65.9 million, an increase of 29% compared to 2021. Revenue includes $3.6 million for the provision for common stock warrants, which is recorded as a reduction in revenue.
•
Net loss of $102.8 million, or ($0.44) per share.
•
Adjusted EBITDA of ($105.4) million.

About Berkshire Grey

Berkshire Grey (Nasdaq: BGRY) helps customers radically change the essential way they do business by delivering game-changing technology that combines AI and robotics to automate fulfillment, supply chain, and logistics operations. Berkshire Grey solutions are a fundamental engine of change that transform pick, pack, move, store, organize, and sort operations to deliver competitive advantage for enterprises serving today’s connected consumers. Berkshire Grey customers include Global 100 retailers and logistics service providers. More information is available at www.berkshiregrey.com.

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. generally accepted accounting

Exhibit 99.1

principles (“GAAP”), we believe that Adjusted EBITDA, a non-GAAP financial measure, is useful in evaluating the performance of our business. We define Adjusted EBITDA as net loss less other income or expense, income taxes, depreciation, and amortization expense, change in fair value of warrant liabilities, FedEx warrant provision, and stock-based compensation expense. This non-GAAP measure has limitations as an analytical tool. We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. We recommend that investors review the reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure provided in the financial statement tables included below in this press release, and not rely on any single financial measure to evaluate our business.

Cautionary Note Regarding Forward-Looking Statements
This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this communication, including statements regarding Berkshire Grey’s beliefs regarding future operating performance and demand for Berkshire Grey’s solutions in general, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Berkshire Grey has based these forward-looking statements on current information and management’s current expectations and beliefs. These forward-looking statements are subject to a number of significant risks and uncertainties, including, without limitation (a) risks and uncertainties related to Berkshire Grey’s proposed merger with a wholly-owned subsidiary of SoftBank Group Corp. (the “Proposed Merger”) such as (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the failure to obtain stockholder approval of the Proposed Merger; (iii) the failure to obtain certain required regulatory approvals to the completion of the Proposed Merger or the failure to satisfy any of the other conditions to the completion of the Proposed Merger; (iv) the effect of the announcement of the Proposed Merger on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; (v) the response of the Company’s competitors to the Proposed Merger; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the Proposed Merger; (vii) the ability to meet expectations regarding the timing and completion of the Proposed Merger; (viii) significant costs associated with the Proposed Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Proposed Merger; (ix) potential litigation relating to the Proposed Merger; (x) restrictions during the pendency of the Proposed Merger that may impact the Company’s ability to pursue certain business opportunities; (xi) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement; and (xii) the completion of the convertible note financing that was agreed to with the merger agreement; (b) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, inflation and rising interest rates; (c) the loss of any customers, or the termination of existing

Exhibit 99.1

contracts by any customers; (d) the inability to penetrate new markets and generate revenues from the pipeline; (e) demand for Berkshire Grey products and services from FedEx and other customers that does not grow as expected; (f) dependence on a limited number of third-party contract manufacturers; (g) the failure to manage any growth in the company or its business; (h) increased competition; (i) the difficulty of predicting order flow and revenue generated from Berkshire Grey’s small number of customers with generally large order sizes and many variables that can impact project schedules and the completion of sales; (j) risks associated with Berkshire Grey’s plans to develop and commercialize its product candidates to meet constantly evolving customer demands; (k) Berkshire Grey’s ability to maintain and establish collaborations or obtain additional funding; (l) other risks associated with companies, such as Berkshire Grey, that are engaged in the intelligent automation industry; and (m) other risks and uncertainties described under “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC, and such other reports as Berkshire Grey has filed or may file with the SEC from time to time. Although such forward-looking statements have been made in good faith and are based on assumptions that Berkshire Grey believes to be reasonable, there is no assurance that the expected results will be achieved, and Berkshire Grey’s actual results may differ materially from the results discussed in forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements. These forward-looking statements are made only as of the date hereof, and Berkshire Grey does not undertake any obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors: Ian Rhoades
Sharon Merrill Associate, Inc.
BGRY@investorrelations.com

Media: Method Communications for Berkshire Grey
berkshiregrey@methodcommunications.com

BERKSHIRE GREY, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except for share data)

Exhibit 99.1

	Years Ended December 31,
	2022	2021
Revenue	$65,850	$50,852
Cost of revenue	71,118	59,099
Gross loss	(5,268)	(8,247)
Operating expenses:
General and administrative expense	22,491	40,313
Sales and marketing expense	13,503	51,960
Research and development expense	72,580	63,819
Total operating expenses	108,574	156,092
Loss from operations	(113,842)	(164,339)
Other income (expense)
Interest income	163	32
Change in fair value of warrant liabilities	12,391	11,061
Other (expense)	(1,398)	(76)
Net loss before income taxes	(102,686)	(153,322)
Income tax	108	58
Net loss	$(102,794)	$(153,380)
Other comprehensive (loss):
Net foreign currency translation adjustments	(23)	(17)
Total comprehensive loss	$(102,817)	$(153,397)
Net loss per common share (Class A and C) – basic and diluted	$(0.44)	$(1.33)
Weighted average shares outstanding – basic and diluted	234,675,258	115,301,526

BERKSHIRE GREY, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except for share data)

Exhibit 99.1

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$64,322	$171,089
Accounts receivable	5,006	13,291
Inventories – net	8,090	2,641
Deferred fulfillment costs	3,971	7,689
Prepaid expenses	4,293	5,138
Contract assets	7,333	4,257
Other current assets	1,254	821
Total current assets	94,269	204,926
Property and equipment – net	10,810	10,874
Operating lease right-of-use assets	7,485	—
Restricted cash	1,254	862
Other non-current assets	23	22
Total assets	$113,841	$216,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,290	$6,766
Accrued expenses	10,698	15,659
Contract liabilities	15,923	19,216
Other current liabilities	1,039	146
Total current liabilities	32,950	41,787
Share-based compensation liability	1,089	15,435
Warrant liability	885	13,277
Operating lease liabilities, noncurrent	8,590	—
Other non-current liabilities	—	1,954
Total liabilities	43,514	72,453
Stockholders’ equity:
Common stock – Class A shares, $0.0001 par value; 385,000,000 shares authorized, 234,844,952 and 225,428,187 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; Class C shares, par value $0.0001, 5,750,000 issued and outstanding as of December 31 2022 and December 30, 2021	25	24
Additional paid-in capital	478,219	449,307
Accumulated deficit	(407,878)	(305,084)
Accumulated other comprehensive (loss)	(39)	(16)
Total stockholders’ equity	70,327	144,231
Total liabilities and stockholders’ equity	$113,841	$216,684

BERKSHIRE GREY, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands, except for share data)

Exhibit 99.1

	Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(102,794)	$(153,380)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,385	2,745
Loss on disposal of fixed assets	29	18
Gain on change in fair value of warrants	(12,391)	(11,061)
Gain on foreign currency transactions	79	73
Stock-based compensation	1,434	49,843
FedEx warrant provision	3,574	—
Other expense related to equity purchase agreement	1,262	—
Change in operating assets and liabilities
Accounts receivable	8,285	3,461
Inventories	(5,449)	(1,883)
Deferred fulfillment costs	3,718	(4,228)
Contract assets	(3,076)	(4,257)
Prepaid expenses and other assets	1,082	(4,944)
Accounts payable	(1,560)	4,952
Accrued expenses	(5,208)	7,856
Contract liabilities	(3,293)	(3,115)
Other liabilities	(3)	(138)
Net cash used in operating activities	(110,926)	(114,058)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(3,132)	(4,069)
Net cash used in investing activities	(3,132)	(4,069)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	3,511	3,103
Proceeds from issuance of common stock pursuant to equity purchase agreement	4,223	—
Proceeds from issuance of common stock upon Merger, net of issuance costs paid	—	192,088
Net cash provided by financing activities	7,734	195,191
Effect of exchange rate on cash	(51)	(91)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(106,375)	76,973
Cash, cash equivalents, and restricted cash at beginning of period	171,951	94,978
Cash, cash equivalents, and restricted cash at end of period	65,576	171,951
NON-CASH INVESTING AND FINANCING ACTIVITIES
Assumption of merger warrants liability	—	24,338
Conversion of redeemable convertible preferred stock to common stock	—	(223,442)
Right of use asset	(7,485)	—
Lease liability	9,618	—
Settlement of promissory note through repurchase of shares	—	10,238
Purchase of property and equipment included in accounts payable and accrued expenses	331	165
RECONCILIATION OF CASH AND RESTRICTED CASH WITHIN THE CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE CONSOLIDATED STATEMENTS OF CASH FLOWS ABOVE
Cash (inclusive of money market funds and cash equivalents of $53,830 and $162,164 at December 31, 2022 and 2021, respectively)	64,322	171,089
Restricted cash	1,254	862
Total cash, cash equivalents, and restricted cash	$65,576	$171,951

Exhibit 99.1

BERKSHIRE GREY, INC.

Reconciliations of EBITDA and Adjusted EBITDA

(Unaudited)

	For the Years Ended December 31,
(Dollars in thousands)	2022	2021
Net loss	$(102,794)	$(153,380)
Interest income, net	(163)	(32)
Income tax expense	108	58
Depreciation and amortization	3,385	2,745
EBITDA	(99,464)	(150,609)
Stock-based compensation	1,434	49,843
Change in fair value of warrant liabilities	(12,391)	(11,061)
FedEx warrant provision	3,574	-
Other (expense)	1,398	76
Adjusted EBITDA	$(105,449)	$(111,751)